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Exhibit 10.8

                            MANAGEMENT SERVICES AGREEMENT


       THIS AGREEMENT is made as of February 28, 1997 by and between The Cobalt Group, Inc., a Washington corporation (the "COMPANY"), and First Analysis Securities Corporation, an Illinois corporation ("FIRST ANALYSIS").

       WHEREAS, the Company desires to retain First Analysis and First Analysis desires to perform for the Company certain services;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

       1. TERM. This Agreement shall be in effect from the date hereof and shall terminate upon the Sale of the Company (used herein as defined in the Stockholders Agreement as of the date hereof by and among the Company and certain of the stockholders of the Company).

       2. SERVICES. First Analysis shall perform or cause to be performed such services for the Company and its subsidiaries as directed by the Company's board of directors, which may include, without limitation, the following:

               (a)    general executive and management services;

               (b) identification, support, negotiation and analysis of acquisitions and dispositions by the Company;

               (c) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of indebtedness;

               (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements; and

               (e) other services for the Company and its subsidiaries upon which the Company's board of directors and First Analysis agree.

       3. TRANSACTION FEES. During the term of this Agreement, First Analysis shall be entitled to receive from the Company a transaction fee in connection with the consummation of an initial public offering of the Company's securities under the Securities Act of 1933 (an "IPO") in an amount equal to 0.75% of the aggregate value of such transaction (each such


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payment, a "TRANSACTION FEE").  In addition, during the term of this Agreement,
First Analysis shall be entitled to receive from the Company a Transaction Fee in connection with the consummation of (a) each acquisition by the Company of an additional business or disposition by the Company of any or all business assets (other than sales of inventory in the ordinary course of business and other than the sale of assets relating to HomeScout) and (b) each financing of either debt or equity by the Company (other than for an IPO), in each case, in an amount equal the greater of 1.5% of the aggregate value of such transaction or the percentage fee that constitutes the industry standard for the performance of such services; provided, however, First Analysis shall defer the receipt of any Transaction Fee from the Company until the earlier of the Sale of the Company or such time as the Company's enterprise value (defined herein as the sum of the Company's debt plus its stockholders' equity) is at least $10,000,000.

       4. PERSONNEL. First Analysis shall provide and devote to the performance of this Agreement the services of Mark Koulogeorge (the "COORDINATOR") and such other partners, employees and agents of First Analysis as the Coordinator shall deem appropriate to the furnishing of the services required.

       5. LIABILITY. Neither First Analysis nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or reasonable expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of First Analysis, its affiliates, partners, employees or agents acting within the scope of their employment or authority.

       6. INDEMNITY. The Company and its subsidiaries shall defend, indemnify and hold harmless First Analysis, its affiliates, partners, employees and agents from and against any and all loss, liability, damage, or expenses arising from any claim (a "CLAIM") by any person with respect to, or in any way related to, the performance of services contemplated by this Agreement (including attorneys' fees) (collectively, "CLAIMS") resulting from any act or omission of First Analysis, its affiliates, partners, employees or agents, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by First Analysis, its affiliates, partners, employees or agents. The Company and its subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries and First Analysis, its officers, directors, affiliates, partners, employees or agents or in which First Analysis, its affiliates, partners, employees or agents may be impleaded with others upon any Claim or Claims or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by First Analysis, its affiliates, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by First Analysis, its affiliates, partners, employees or agents, then First Analysis shall reimburse the Company and its subsidiaries for the costs of defense and other costs incurred by the Company and its subsidiaries.


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       7.      NOTICES.  All notices hereunder shall be in writing and shall be delivered by reputable express courier, personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

               To the Company:

                      The Cobalt Group, Inc.
                      2030 First Avenue, Suite 300
                      Seattle, Washington 98121
                      Attention:  President

               with a copy to:

                      Stoel Rives LLP
                      One Union Square
                      600 University Street, Suite 3600
                      Seattle, Washington 98101-3197
                      Attention:  Ronald J. Lone

               To First Analysis:

                      First Analysis Securities Corporation
                      233 South Wacker Drive, Suite 9500
                      Chicago, Illinois  60606
                      Attention:  Mark Koulogeorge

       with a copy to:

                      McDermott, Will & Emery
                      227 W. Monroe Street
                      Chicago, Illinois 60606-5096
                      Attention:  Timothy R.M. Bryant

       8. ASSIGNMENT. Neither party may assign any rights or obligations hereunder to any other party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that First Analysis (a) may assign its rights and obligations under this Agreement to any of its affiliates without the consent of the Company and (b) shall assign its rights and obligations to the Coordinator if he shall no longer be affiliated with First Analysis. The assignor shall remain liable for the performance of any assignee.

       9. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.


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       10.     COUNTERPARTS.  This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

       11. ENTIRE AGREEMENT; MODIFICATION; GOVERNING LAW. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                     THE COBALT GROUP, INC.


                                     By:
                                        -------------------------------------

                                     Its:
                                         ------------------------------------


                                     FIRST ANALYSIS SECURITIES CORPORATION


                                     By:
                                        -------------------------------------

                                     Its:
                                         ------------------------------------


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